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                                                                  Exhibit 10.126





                            BRANDYWINE REALTY TRUST
                             NON-QUALIFIED OPTION


                  This is a Non-Qualified Stock Option Award dated January 2, 1998 (the "Award") from Brandywine Realty Trust, a Maryland real estate investment trust (the "Company") to Anthony A. Nichols, Sr. ("Optionee"). Terms used herein as defined terms and not defined herein have the meanings assigned to them in the Brandywine Realty Trust 1997 Long-Term Incentive Plan, as amended from time to time (the "Plan").


                  1.       Definitions.  As used herein:

                           (a) "Board" means the Board of Trustees of the
Company, as constituted from time to time.

                           (b) "Cause" means "Cause" as defined in the
Employment Agreement or the Plan.

                           (c) "Change of Control" means "Change of Control"
as defined in the Plan.

                           (d) "Closing" means the closing of the acquisition
and sale of the Shares as described in, and subject to the provisions of, Paragraph 9 hereof.

                           (e) "Closing Date" means the date of the Closing.

                           (f) "Code" means the Internal Revenue Code of 1986,
as amended from time to time, and any successor thereto.

                           (g) "Common Share" means a common share of
beneficial interest, $.01 par value per share, of the Company.

                           (h) "Committee" means the Committee appointed by
the Board in accordance with Section 2 of the Plan, if one is appointed and in existence at the time of reference. If no committee has been appointed pursuant to Section 2, or if such a committee is not in existence at the time of reference, "Committee" means the Board.

                           (i) "Date of Exercise" means the date on which the
notice required by Paragraph 6 hereof is hand-delivered, placed in the United States mail postage prepaid, or delivered to a telegraph or telex facility.

                           (j) "Date of Grant" means January 2, 1998, the date
on which the Company awarded the Option.

                           (k) "Disability" means "Disability" as defined in
the Plan.

                           (l) "Employment Agreement" means the employment
agreement between Optionee and the Company, dated January 2, 1998, or any subsequent employment agreement between Optionee and the Company as in effect at the time of determination.

                           (m) "Expiration Date" means the earliest of the
following:



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                              (i)   If the Optionee terminates employment with
                                    the Company for any reason other than
                                    death, Disability or for Cause, 5:00 p.m.
                                    on the date 90 days following such
                                    termination of employment;

                              (ii) If the Optionee terminates employment with the Company because of death, 5:00 p.m. on the first anniversary of the date the Optionee terminates employment because of such death;

                              (iii) If the Optionee terminates employment with
                                    the Company because of Disability, 5:00
                                    p.m. on the date six months following such termination of employment, provided that if the Optionee dies during such period, any Option otherwise exercisable shall be exercisable until the first anniversary of the Optionee's death;

                              (iv) If the Optionee terminates employment with the Company for Cause, 5:00 p.m. on the date of such termination of employment;

                              (v)   5:00 p.m. on the day before the tenth
                                    anniversary of the Date of Grant.

                           (n) "Fair Market Value" means the Fair Market Value
of a Share, as determined pursuant to the Plan.

                           (o) "100% Shares" means the 197,923 Shares subject
to the Option and described in Paragraph 1(s)(i).

                           (p) "110% Shares" means the 231,597 Shares subject
to the Option and described in Paragraph 1(s)(ii).

                           (q) "115% Shares" means the 249,438 Shares subject
to the Option and described in Paragraph 1(s)(iii).

                           (r) "Option" means the option to purchase Shares
hereby granted.

                           (s) "Option Price" means:

                              (i) with respect to 197,923 Shares subject to the Option, $25.25; and

                              (ii) with respect to 231,597 Shares subject to the Option, $27.78; and

                              (iii) with respect to 249,438 Shares subject to
                                    the Option, $29.04.

In the event of any recapitalization, Share distribution or dividend, Share split or combination, the Option Price shall be equitably and proportionally adjusted. The Option Price shall also be subject to adjustment pursuant to
Section 3(c) of the Plan.

                           (t) "Resignation for Good Reason" means
"Resignation for Good Reason" as defined in the Employment Agreement.

                           (u) "Shares" means the 678,958 Common Shares which
are the subject of the Option hereby granted. In the event of any recapitalization, Share distribution or dividend, Share split or combination, the number of Shares that remain subject to the Option shall be equitably and proportionally adjusted. The number of Shares that remain subject to the Option shall also be subject to adjustment pursuant to Section 3(c) of the Plan.



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                           (v) "Subsidiary" means, with respect to the
Company, a subsidiary company, whether now or hereafter existing, as defined in section 424(f) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

                  2. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee the Option to purchase any or all of the Shares. The grant of the Option is subject to and conditioned on the approval of such grant by the shareholders of the Company, as described in Paragraph 4.

                  3.       Time of Exercise of Options.

                           (a) Subject to Paragraph 3(b), the Option may be
exercised after such time or times as set forth below, and shall remain exercisable until the Expiration Date, when the right to exercise shall terminate absolutely:

                              (i)  The Option may be exercised for twenty
                                   percent (20%) of each of (A) the 100%
                                   Shares, (B) the 110% shares, and (C) the 115% Shares subject to the Option following December 31, 1998.

                              (ii) The Option may be exercised for an
                                   additional twenty percent (20%) of each of
                                   (A) the 100% Shares, (B) the 110% Shares, and (C) the 115% Shares subject to the Option following December 31, 1999.

                             (iii) The Option may be exercised for an
                                   additional twenty percent (20%) of each of
                                   (A) the 100% Shares, (B) the 110% Shares, and (C) the 115% Shares subject to the Option following December 31, 2000.

                              (iv) The Option may be exercised for an
                                   additional twenty percent (20%) of each of
                                   (A) the 100% Shares, (B) the 110% Shares, and (C) the 115% Shares subject to the Option following December 31, 2001.

                              (v)  The Option may be exercised for an
                                   additional twenty percent (20%) of each of
                                   (A) the 100% Shares, (B) the 110% Shares, and (C) the 115% Shares subject to the Option following December 31, 2002.

Notwithstanding the foregoing, the number of Shares available for exercise as determined under this Paragraph 3(a) shall be rounded down to the nearest whole Share. No Shares subject to the Option shall first become exercisable following the Optionee's termination of employment, except as provided in Paragraph 3(b).

                           (b) Notwithstanding Paragraph 3(a), the Option
shall become fully exercisable upon the occurrence of any of the following events:

                              (i)  A Change of Control;

                              (ii) The purchase of any Common Shares pursuant
                                   to a tender or exchange offer other than offer by the Company;

                             (iii) Termination of the Optionee's employment
                                   by the Company or an Affiliate without
                                   Cause; or

                              (iv) The Optionee's Resignation for Good Reason.

                  4. Contingency Upon Shareholder Approval. The grant of the Option and all rights of the Optionee thereunder are subject to, and conditioned on, the approval of such grant by a majority of the votes cast by the shareholders of the Company at the shareholders' meeting next following the Date of Grant, provided that the total votes


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cast on the proposal represent over 50% of all votes entitled to be cast on the proposal In the event the shareholders of the Company do not approve the grant of the Options at such meeting, the Options shall be considered to represent, in lieu of options to purchase Shares, stock appreciation rights ("SARs"), subject to the following terms and conditions:

                           (a) The terms of the SARs, including but not
limited to restrictions on vesting and exercise and the manner of exercise, will be generally the same as the terms of the Option granted in this Award, but, upon the exercise thereof, Optionee shall not be required to tender any payment, and the Company, rather than issuing Shares, shall pay to the Optionee a cash amount equal to the product of (x) the number of Shares with respect to which the SAR is then deemed to be exercised, multiplied by (y) the excess of the Fair Market Value of a Share as of the day before the Date of Exercise over the applicable Option Price for such Share.

                           (b) Payment by the Company to the Optionee upon the
exercise of an SAR shall be subject to the Company's or Affiliate's right to withhold in accordance with applicable law, any taxes required to be withheld under federal, state or local law as a result of the exercise of the SAR in accordance with Paragraph 14.

                  5. Payment for Shares. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the Optionee and as the Committee may, in its sole discretion, approve, by surrendering Common Shares with an aggregate Fair Market Value equal to the aggregate Option Price, or by delivering such combination of Common Shares and cash as the Committee may, in its sole discretion, approve.

                  6. Manner of Exercise. The Option shall be exercised by giving written notice of exercise to:

                           Brandywine Realty Trust
                           16 Campus Boulevard
                           Suite 150
                           Newtown Square, PA  19073
                           Attention:  Chief Financial Officer

All notices under this agreement shall be deemed to have been given when hand-delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given.

                  7. Nontransferability of Option. The Option may not be transferred or assigned by the Optionee otherwise than as and to the extent permitted by Section 5(e) of the Plan; and any attempt at assignment or transfer contrary to the provisions of the Plan or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

                  8. Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, or of the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. If the listing, registration or qualification of Shares issuable on the exercise of the Option upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Shares, the Company shall not be obligated to issue or deliver the certificates representing the Shares otherwise issuable on the exercise of the Option unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on such Shares calling attention to the fact that they have been acquired for investment and have not been registered.

                  9. Issuance of Certificate at Closing; Payment of Cash. Subject to the provisions of this Paragraph 9, the Closing Date shall occur as promptly as is feasible after the exercise of the Option. Subject to the provisions of Paragraphs 8 and 10 hereof, a certificate for the Shares issuable on the exercise of the Option shall be delivered to the Optionee or to his personal representative, heir or legatee at the Closing, provided that no certificates for Shares will be delivered to the Optionee or to his personal representative, heir or legatee unless the Option Price has been paid in full.


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                  10. Rights Prior to Exercise. The Optionee shall not have
any right as a shareholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and this Award and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, provided that in the event that the Optionee's employment with the Company is terminated for Cause, upon a determination by the Committee, the Optionee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Option Price.

                  11. Status of Option; Interpretation. The Option is intended to be a non-qualified stock option. Accordingly, it is intended that the transfer of property pursuant to the exercise of the Option shall be subject to federal income tax in accordance with section 83 of the Code. The Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. The interpretation and construction of any provision of this Option or the Plan made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the intention expressed in this Paragraph 11.

                  12. Option Not to Affect Employment. The Option granted hereunder shall not confer upon the Optionee any right to continue in the employment of the Company or any Subsidiary.

                  13. Miscellaneous.

                           (a) The address for the Optionee to which notice,
demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the address contained in the Company's personnel records.

                           (b) This Award and all questions relating to its
validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of the Option, or in connection with the grant or payment upon the exercise of an SAR, the Company shall have the right to (a) require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

                  IN WITNESS WHEREOF, the Company has granted this Award on the day and year first above written.

                                        BRANDYWINE REALTY TRUST



                                        BY: ________________________________



                                        TITLE:______________________________